EMPLOYEE RETENTION AGREEMENT


                  This EMPLOYEE RETENTION AGREEMENT ("Agreement") is made and entered into as of the 26th day of September, 1996, by and among HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN, a mutual savings and loan association organized and operating under the federal laws of the United States and having its executive offices at 16 North Spring Street, Elgin, Illinois 60120 ("Association"); HOME BANCORP OF ELGIN, INC., a business corporation organized and existing under the laws of the State of Delaware and also having its executive offices at 16 North Spring Street, Elgin, Illinois 60120 ("Holding Company"); and DAVID G. TOWE, an individual residing at 10N768 Williamsburg, Elgin, Illinois 60123 ("Employee").


                              W I T N E S S E T H :
                              ---------------------


                  WHEREAS, effective as of the date of this Agreement, the Association has converted from a federal mutual savings and loan association to a federal stock savings and loan association and has become a wholly-owned subsidiary of the Holding Company; and

                  WHEREAS, the Association desires to secure for itself the continued availability of the Employee's services; and

                  WHEREAS, the Association recognizes that a third party may at some time in the future pursue a Change of Control of the Association or the Holding Company and that this possibility may result in the departure or distraction of the Association's employees; and

                  WHEREAS, the Association has determined that appropriate steps should be taken to encourage the continued attention and dedication of the Association's employees, including the Employee, to their duties for the Association without the distraction that may arise from the possibility of a Change of Control of the Association or the Holding Company; and

                  WHEREAS, the Association believes that, by assuring certain employees, including the Employee, of reasonable financial security in the event of a Change of Control of the Association or the Holding Company, such employees will be in a position to perform their duties free from financial self-interest and in the best interests of the Association and its shareholders; and

                  WHEREAS, for purposes of securing the Employee's services for the Association, the Board of Directors of the Association ("Board") has authorized the proper employees of the Association to enter into an employee retention agreement with the Employee on the terms and conditions set forth herein; and

                  WHEREAS, the Board of Directors of the Holding Company has authorized the Holding Company to guarantee the Association's obligations under such an employee retention agreement; and



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                                       -2-


                  WHEREAS, the Employee is willing to make his services available to the Association on the terms and conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the Association, the Holding Company and the Employee hereby agree as follows:


                  SECTION 1.        EFFECTIVE DATE.

                  (a) This Agreement shall be effective as of the date first above written and shall remain in effect during the term of this Agreement which shall be for a period of three (3) years commencing on the date of this Agreement, plus such extensions as are provided pursuant to section 1(b); PROVIDED, HOWEVER, that if the term of this Agreement has not otherwise terminated, the term of this Agreement will terminate on the date of the Employee's termination of employment with the Association; and PROVIDED, FURTHER, that the obligations under section 8 of this Agreement shall survive the term of this Agreement if payments become due hereunder.

                  (b) Prior to each anniversary date of this Agreement, the Board shall consider the advisability of an extension of the term in light of the circumstances then prevailing and may, in its discretion, approve an extension to take effect as of the upcoming anniversary date. If an extension is approved, the term of this Agreement shall be extended so that it will expire three (3) years after such anniversary date.

                  (c) Notwithstanding anything herein contained to the contrary:
(i) the Employee's employment with the Association may be terminated at any time, subject to the terms and conditions of this Agreement; and (ii) nothing in this Agreement shall mandate or prohibit a continuation of the Employee's employment following the expiration of the Assurance Period upon such terms and conditions as the Association and the Employee may mutually agree upon.

                  SECTION 2.        ASSURANCE PERIOD.

                  (a) The assurance period ("Assurance Period") shall be for a period commencing on the date of a Change of Control, as defined in section 10 of this Agreement, and ending on the second (2nd) anniversary of the date on which the Assurance Period commences, plus such extensions as are provided pursuant to the following sentence. The Assurance Period shall be automatically extended for one (1) additional day each day, unless either the Association or the Employee elects not to extend the Assurance Period further by giving written notice to the other party, in which case the Assurance Period shall become fixed and shall end on the second (2nd) anniversary of the date on which such written notice is given; PROVIDED, HOWEVER, that if, following a Change of Control, the Office of Thrift Supervision (or its successor) is the Association's primary federal regulator, the Agreement shall be subject to extension not more frequently than annually and only upon review and approval of the Board.



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                                       -3-


                  (b) Upon termination of the Employee's employment with the Association, any daily extensions provided pursuant to the preceding sentence, if not theretofore discontinued, shall cease and the remaining unexpired Assurance Period under this Agreement shall be a fixed period ending on the later of the second (2nd) anniversary of the date of the Change of Control, as defined in section 10 of this Agreement, or the second (2nd) anniversary of the date on which the daily extensions were discontinued.

                  SECTION 3.        DUTIES.

                  During the period of the Employee's employment that falls within the Assurance Period, the Employee shall: (a) except to the extent allowed under section 6 of this Agreement, devote his full business time and attention (other than during weekends, holidays, vacation per iods, and periods of illness, disability or approved leaves of absence) to the business and affairs of the Association and use his best efforts to advance the Association's interests; (b) serve in the position to which the Employee is appointed by the Association, which, during the Assurance Period, shall be the position that the Employee held on the day before the Assurance Period commenced or any higher office at the Association to which he may subsequently be appointed; and (c) subject to the direction of the Board and the By-laws of the Association, have such functions, duties, responsibilities and authority commonly associated with such position.

                  SECTION 4.        COMPENSATION.

                  In consideration for the services rendered by the Employee during the Assurance Period, the Association shall pay to the Employee during the Assurance Period a salary at an annual rate equal to the greater of:

                  (a) the annual rate of salary in effect for the Employee on the day before the Assurance Period commenced; or

                  (b) such higher annual rate as may be prescribed by or under the authority of the Board;

PROVIDED, HOWEVER, that in no event shall the Employee's annual rate of salary under this Agreement in effect at a particular time during the Assurance Period be reduced without the Employee's prior written consent. The annual salary payable under this section 4 shall be subject to review at least once annually and shall be paid in accordance with the Association's customary payroll practices. Nothing in this section 4 shall be deemed to prevent the Employee from receiving additional compensation other than salary for his services to the Association, or additional compensation for his services to the Holding Company, upon such terms and conditions as may be prescribed by or under the authority of the Board or the Board of Directors of the Holding Company.



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                                       -4-


                  SECTION 5.        EMPLOYEE BENEFIT PLANS AND PROGRAMS.

                  Except as otherwise provided in this Agreement, the Employee shall, during the Assurance Period, be treated as an employee of the Association and be eligible to participate in and receive benefits under any qualified or non-qualified defined benefit or defined contribution retirement plan, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and such other employee benefit plans and programs, including, but not limited to, any incentive compensation plans or programs (whether or not employee benefit plans or programs), any stock option and appreciation rights plan, em ployee stock ownership plan and restricted stock plan, as may from time to time be maintained by, or cover employees of, the Association, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and with the Association's customary practices.

                  SECTION 6.        BOARD MEMBERSHIPS.

                  The Employee may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld), and he may engage in personal business and investment activities for his own account; PROVIDED, HOWEVER, that such service and personal business and investment activities shall not materially interfere with the performance of his duties under this Agreement.

                  SECTION 7.        WORKING FACILITIES AND EXPENSES.

                  During the Assurance Period, the Employee's principal place of employment shall be at the Association's executive offices at the address first above written, or at such other location within a 25-mile radios thereof at which the Association shall maintain its principal executive offices, or at such other location as the Association and the Employee may mutually agree upon. The Association shall provide the Employee, at his principal place of employment, support servic es and facilities suitable to his position with the Association and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Association shall reimburse the Employee for his ordinary and necessary business expenses, including, without limitation, the Employee's travel and entertainment expenses, incurred in connection with the performance of the Employee's duties under this Agreement, upon presentation to the Association of an itemized account of such expenses in such form as the Association may reasonably require.

                  SECTION 8.        TERMINATION OF EMPLOYMENT WITH ASSOCIATION
                                    LIABILITY.

                  (a) In the event that the Employee's employment with the Association shall terminate during the Assurance Period, or prior to the commencement of the Assurance Period but within three (3) months of and in connection with a Change of Control as defined in section 10 of this Agreement, on account of:



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                                       -5-


                  (i) The Employee's voluntary resignation from employment with the Association within ninety (90) days following:

                           (A) the failure of the Association to appoint or
                  re-appoint or elect or re-elect the Employee to serve in the same position in which the Employee was serving on the day before the Assurance Period commenced, or a more senior office;

                           (B) the expiration of a thirty (30) day period
                  following the date on which the Employee gives written notice to the Association of its material failure, whether by amendment of the Association's Organization Certificate or By-laws, action of the Board or the Holding Company's stockholders or otherwise, to vest in the Employee the functions, duties, or responsibilities vested in the Employee on the day before the Assurance Period commenced (or the functions, duties and responsibilities of a more senior office to which the Employee may be appointed), unless during such thirty (30) day period, the Association fully cures such failure;

                           (C) the failure of the Association to cure a material
                  breach of this Agreement by the Association, within thirty
                  (30) days following written notice from the Employee of such material breach;

                           (D) a reduction in the compensation provided to the
                  Employee, or a material reduction in the benefits provided to the Employee under the Association's program of employee benefits, compared with the compensa tion and benefits that were provided to the Employee on the day before the Assurance Period commenced;

                           (E) a change in the Employee's principal place of
                  employment outside of a 25-mile radius of his principal place of employment immediately prior to the Change of Control that would require a relocation of his residence in order to be able to commute to such new place of employment within a one-way commuting time not in excess of the greater of (I) 60 minutes or (II) the Employee's commuting time immediately prior to such change; or

                  (ii) the discharge of the Employee by the Association for any reason other than for "cause" as provided in section 9(a);

then, subject to section 21, the Association shall provide the benefits and pay to the Employee the amounts provided for under section 8(b) of this Agreement; PROVIDED, HOWEVER, that if benefits or payments become due hereunder as a result of the Employee's termination of employment prior to the commencement of the Assurance Period, the benefits and payments provided for under section 8(b) of this Agreement shall be determined as though the Employee had remained in the


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                                       -6-


service of the Association (upon the terms and conditions in effect at the time of his actual termination of service) and had not terminated employment with the Association until the date on which the Employee's Assurance Period would have commenced.

                  (b) Upon the termination of the Employee's employment with the Association under circumstances described in section 8(a) of this Agreement, the Association shall pay and provide to the Employee (or, in the event of the Employee's death, to the Employee's estate):

                  (i) the Employee's earned but unpaid compensation (including, without limitation, all items which constitute wages under applicable law and the payment of which is not otherwise provided for under this section 8(b)) as of the date of the termination of the Employee's employment with the Association, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which the Employee is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Association's officers and employees;

                  (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits, in addition to that provided pursuant to section 8(b)(ii) and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Employee, for the remaining unexpired Assurance Period, coverage equivalent to the coverage to which the Employee would have been enti tled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a Change of Control, on the date of such Change of Control, whichever benefits are greater) if the Employee had con tinued working for the Association during the remaining unexpired Assurance Period at the highest annual rate of compensation achieved during the Employee's period of actual employment with the Association, it being understood that the Employee's "qualifying event" for purposes of continuation coverage under the Consolidated Budget Reconciliation Act ("COBRA") shall occur at the expiration of this period;

                  (iv) within thirty (30) days following the Employee's termination of employment with the Association, a lump sum payment, in an amount equal to the present value of the salary that the Employee would have earned if the Employee had continued working for the Association during the remaining unexpired Assurance Period at the highest annual rate of salary achieved during the Employee's period of employment with the Association beginning three years before the date of the Change of Control and ending on the date of termination of


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                                       -7-


         employment, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding periods corresponding to the Association's regular payroll periods for its employees, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within thirty (30) days following the Employee's termination of employment with the Association, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present value of the aggregate benefits to
                  which the Employee would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Association if the Employee were 100% vested thereunder and had con tinued working for the Association during the remaining unexpired Assurance Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the remaining unexpired Assurance Period and by adding to the compensation recognized under such plans for the year in which termination of employment occurs all amounts payable under sections 8(b)(i) and (vii); over

                           (B) the present value of the benefits to which the
                  Employee is actually entitled under such defined benefit pension plans as of the date of his termination;

         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Employee's termination of employment occurs ("Applicable PBGC Rate"); and

                  (vi) within thirty (30) days following his termination of employment with the Association, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Association, as if he were 100% vested thereunder and had continued


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                                       -8-


         working for the Association during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Employee's termination of employment with the Association, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate; and

                  (vii) the payments that would have been made to the Employee under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Association, if he had continued working for the Association during the remaining unexpired Assurance Period and had earned in each calendar year that ends during the remaining unexpired Assurance Period a bonus in an amount equal to the highest annual bonus or incentive award actually paid to him in any calendar year ending during the period beginning three years prior to the Change of Control and ending on the date of termination of employment.

The Association and the Employee hereby stipulate that the damages which may be incurred by the Employee following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section 8(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Employee's efforts, if any, to mitigate damages.

                  SECTION 9.        TERMINATION WITHOUT ADDITIONAL ASSOCIATION
                                    LIABILITY.

                  In the event that the Employee's employment with the Association shall terminate during the Assurance Period on account of:

                  (a) the discharge of the Employee for "cause," which, for purposes of this Agreement shall mean personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry; PROVIDED, HOWEVER, that the Employee shall not be deemed to have been discharged for cause unless and until the following procedures shall have been followed:

                           (i) the Board shall adopt a resolution duly approved
                  by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose calling for the Employee's termination for cause and


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                                       -9-


                  setting forth the purported grounds for such termination ("Proposed Termination Resolution");

                           (ii) as soon as practicable, and in any event within
                  five (5) days, after adoption of such resolution, the Board shall furnish to the Employee a written notice of termination which shall be accompanied by a certified copy of the Proposed Termination Resolution ("Notice of Proposed Termination");

                           (iii) the Employee shall be afforded a reasonable
                  opportunity to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds set forth in the Proposed Termination Resolution at one or more meetings of the Board to be held no sooner than fifteen (15) days and no later than thirty (30) after the Employee's receipt of the Proposed Termination Notice ("Termination Hearings"); and

                           (iv) within ten (10) days following the end of the
                  Termination Hearings, the Board shall adopt a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (A) finding that in the good faith opinion of the Board the grounds for termination set forth in the Proposed Termination Resolution exist and (B) terminating the Employee's employment ("Termination Resolution"); and

                           (v) as promptly as practicable, and in any event
                  within one (1) business day after adoption of the Termination Resolution, the Board shall furnish to the Employee written notice of termination, which notice shall include a copy of the Termination Resolution and specify an effective date of termination that is not later than the date on which such notice is given;

                  (b) the Employee's voluntary resignation from employment with the Association for reasons other than those specified in section 8(a)(i); or

                  (c) the Employee's death; or

                  (d) a determination that the Employee is eligible for long-term disability benefits under the Association's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

then the Association shall have no further obligations under this Agreement, other than the payment to the Employee (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which the Employee is entitled as a former employee under the employee


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                                      -10-


benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Association.

                  (e) For purposes of section 9(a), no act or failure to act, on the part of the Employee, shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Association. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Association shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Association. The cessation of employment of the Employee shall not be deemed to be for "cause" within the meaning of section 9(a) unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee is guilty of the conduct described in section 9(a) above, and specifying the particulars thereof in detail.

                  SECTION 10.       CHANGE OF CONTROL.

                  (a) A Change of Control of the Association ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Association of a transaction that would result in the reorganization, merger or consolidation of the Association, respectively, with one or more other persons, other than a transaction following which:

                           (A) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended "Exchange Act") in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Association; and

                           (B) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51%


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                                      -11-


                  of the securities entitled to vote generally in the election of directors of the Association;

                  (ii) the acquisition of substantially all of the assets of the Association or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Association entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Association of any transaction which would result in an acquisition; or

                  (iii) a complete liquidation or dissolution of the Association, or approval by the stockholders of the Association of a plan for such liquidation or dissolution;

                  (iv) the occurrence of any event if, immediately following such event, at least fifty percent (50%) of the members of the board of directors of the Association do not belong to any of the following groups:

                           (A) individuals who were members of the board of
                  directors of the Association on the date of this Agreement; or

                           (B) individuals who first became members of the board
                  of directors of the Association after the date of this Agreement either:

                                    (I) upon election to serve as a member of
                           the such board by affirmative vote of three-quarters (3/4) of the members of such board, or a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon election by the stockholders of
                           the Association to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters (3/4) of the members of such board, or of a nominating committee thereof, in office at the time of such first nomination;

         PROVIDED, HOWEVER, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Association;

                  (v) any event which would be described in section 10(a)(i),
         (ii), (iii) or (iv) if the term "Holding Company" were substituted for the term "Association" therein.

                  (b) In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Holding Company, the Association or any subsidiary of either of them, by the Holding Company, the Association or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 10, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  SECTION 11.       NO EFFECT ON EMPLOYEE BENEFIT PLANS OR
                                    PROGRAMS.

                  The termination of the Employee's employment during the Assurance Period or thereafter, whether by the Association or by the Employee, shall have no effect on the rights and obligations of the parties hereto under the Association's Pension Plan, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs (whether or not employee benefit plans or programs) and any defined contribution plan, employee stock ownership plan, stock option and appreciation rights plan, and restricted stock plan, as may be maintained by, or cover employees of, the Association from time to time; PROVIDED, HOWEVER, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Employee to which the Association or the Holding Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

                  SECTION 12.       SUCCESSORS AND ASSIGNS.

                  This Agreement will inure to the benefit of and be binding upon the Employee, his legal representatives and testate or intestate distributees, and the Association and the Holding Company, their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the respective assets and business of the Association or the Holding Company may be sold or otherwise transferred.

                  SECTION 13.       NOTICES.

                  Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Employee:

                           David G. Towe
                           10N768 Williamsburg
                           Elgin, Illinois 60123


                  If to the Association:

                           Home Federal Savings and Loan Association
                           16 North Spring Street
                           Elgin, Illinois  60120

                           Attention:  CORPORATE SECRETARY


                  WITH A COPY TO:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention:  W. EDWARD BRIGHT, ESQ.


                  If to the Holding Company:

                           Home Bancorp of Elgin, Inc.
                           16 North Spring Street
                           Elgin, Illinois  60120

                           Attention:  BOARD OF DIRECTORS


                  WITH A COPY TO:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention:  W. EDWARD BRIGHT, ESQ.

                  SECTION 14.       INDEMNIFICATION AND ATTORNEYS' FEES.

                  The Association shall indemnify, hold harmless and defend the Employee against reasonable costs, including legal fees, incurred by the Employee in connection with or arising out of any action, suit or proceeding in which the Employee may be involved, as a result of the Employee's efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Employee shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Association's obligations hereunder shall be conclusive evidence of the Employee's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise. This provision shall be inoperative if and to the extent that, but only if and to the extent that, it shall be determined that compliance herewith would violate any applicable law or regulation.

                  SECTION 15.       SEVERABILITY.

                  A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  SECTION 16.       WAIVER.

                  Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  SECTION 17.       COUNTERPARTS.

                  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  SECTION 18.       GOVERNING LAW.

                  This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States, and in the absence of controlling federal law, the laws of the State of Illinois, without reference to conflicts of law principles.

                  SECTION 19.       HEADINGS AND CONSTRUCTION.

                  The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  SECTION 20.       ENTIRE AGREEMENT; MODIFICATIONS.

                  This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or rep resentations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  SECTION 21.       REQUIRED REGULATORY PROVISIONS.

                  The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the
Association:

                  (a) Notwithstanding anything herein contained to the contrary, in no event shall the aggregate amount of compensation payable to the Employee under section 8(b) hereof (exclusive of amounts described in section 8(b)(i)) exceed the lesser of (i) three times the Employee's average annual total compensation for the last five consecutive calendar years to end prior to his termination of employment with the Association (or for his entire period of employment with the Association if less than five calendar years) and (ii) the maximum amount that may be paid without producing an "excess parachute payment" (as such term is defined in section 280G of the Code or any successor provision), the applicability of such provision to the Employee and any such maximum amount to be determined in good faith by the firm of independent certified public accountants regularly retained to audit the Association's books and records.

                  (b) Notwithstanding anything herein contained to the contrary, any payments to the Employee by the Association, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  (c) Notwithstanding anything herein contained to the contrary, if the Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Association pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(3) or 1818(g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Association, in its discretion, may

         (i) pay to the Employee all or part of the compensation withheld while the Association's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

                  (d) Notwithstanding anything herein contained to the contrary, if the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. ss.1818(e)(4) or (g)(1), all prospective obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Association and the Employee shall not be affected.

                  (e) Notwithstanding anything herein contained to the contrary, if the Association is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. ss.1813(x)(1), all prospective obligations of the Association under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Association and the Employee shall not be affected.

                  (f) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Association hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision ("OTS") or his designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. ss.1823(c); (ii) by the Director of the OTS or his designee at the time such Director or designee approves a supervisory merger to resolve problems related to the operation of the Association or when the Association is determined by such Director to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or apply by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

                  SECTION 22.       GUARANTY.

                  The Holding Company hereby irrevocably and unconditionally guarantees to the Employee the payment of all amounts, and the performance of all other obligations, due from the Association in accordance with the terms of this Agreement as and when due without any requirement of presentment, demand of payment, protest or notice of dishonor or nonpayment.

                  IN WITNESS WHEREOF, the Association and the Holding Company have caused this Agreement to be executed and the Employee has hereunto set his hand, all as of the day and year first above written.



                                      /s/ David G. Towe
                                      ------------------------------------------
                                          DAVID G. TOWE



ATTEST:                               HOME FEDERAL SAVINGS AND LOAN
                                       ASSOCIATION OF ELGIN



By /s/ Kathleen A. Schroeder
   -------------------------
       Secretary                     By /s/ Leigh C. O'Connor
                                       ----------------------------------------
                                        NAME:  Leigh C. O'Connor
                                        TITLE: Chairman, Compensation Committee

[Seal]



ATTEST:                               HOME BANCORP OF ELGIN, INC.



By /s/ Kathleen A. Schroeder
   -------------------------
       Secretary                     By /s/ Leigh C. O'Connor
                                       ----------------------------------------
                                        NAME:  Leigh C. O'Connor
                                        TITLE: Chairman, Compensation Committee

[Seal]

STATE OF ILLINOIS                   )
                                    : ss.:
COUNTY OF                           )

                  On this 15th day of January, 1998, before me personally came David G. Towe, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.



                                   /s/ Ruth E. Bart
                                   ------------------------------
                                       Notary Public


          [Seal]


STATE OF ILLINOIS                   )
                                    : ss.:
COUNTY OF                           )

                  On this 15th day of January, 1998 before me personally came LEIGH C. O'CONNOR, to me known, who, being by me duly sworn, did depose and say that he resides at 366 Hamilton Ave., Elgin, IL 60123, that he is a member of the Board of Directors of Home Federal Savings and Loan Association of Elgin, the savings association described in and which executed the foregoing instrument; that he knows the seal of said savings association; that the seal affixed to said instrument is such seal; that it was so affixed by authority of the Board of Directors of said savings association; and that he signed his name thereto by like authority.


                                   /s/ Ruth E. Bart
                                   ------------------------------
                                       Notary Public


          [Seal]


STATE OF ILLINOIS                   )
                                    : ss.:
COUNTY OF                           )

                  On this 15th day of January, 1998, before me personally came LEIGH C. O'CONNOR, to me known, who, being by me duly sworn, did depose and say that he resides at 366 Hamilton Ave., Elgin, IL 60123, that he is a member of the Board of Directors of Home Bancorp of Elgin, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.



                                   /s/ Ruth E. Bart
                                   ------------------------------
                                       Notary Public


          [Seal]